CONSENT OF DRAFFIN & TUCKER, LLP

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exhange Commission on November 29, 2000 (no.333-50870) of Southwest Georgia Financial Corporation of our reports, dated February 1, 2002 included in the December 31, 2001 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.


/s/Thigpen, Jones, Seaton & Co., PC

Dublin, Georgia
March 31, 2003




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